Exhibit 99.1

INLINE CORPORATION

FINANCIAL STATEMENTS

For the Year Ended December 31, 2007

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial statements

Balance sheet	3
Statement of operations	4
Statement of changes in stockholders’ equity	5
Statement of cash flows	6

Notes to financial statements	7-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

InLine Corporation

We have audited the accompanying balance sheet of InLine Corporation (the “Company”) as of December 31, 2007 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InLine Corporation as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with United States generally accepted accounting principles.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

April 24, 2008

INLINE CORPORATION

BALANCE SHEET

December 31, 2007

ASSETS:
Cash	$481,475
Accounts receivable, net	828,798
Inventory, net	394,863
Other current assets	38,059
Total Current Assets	1,743,195

OTHER ASSETS:
Property and equipment, net	435,134
Deposits	20,500
Total Assets	$2,198,829

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$1,504,404
Total Current Liabilities	1,504,404

Stockholders’ Equity
Common stock ($.001 par value; 50,000,000 shares authorized; 45,000,000 shares issued and outstanding)	45,000
Additional paid in capital	-
Retained earnings	649,425

Total Stockholders’ Equity	694,425

Total Liabilities and Stockholders’ Equity	$2,198,829

The accompanying notes are an integral part of these financial statements.

INLINE CORPORATION

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

Sales	$3,203,313

Cost of sales	1,403,088

Gross profit	1,800,225

Operating expenses:
Marketing and selling	79,910
Depreciation and amortization expense	29,023
Research and development expense	130,000
General and administrative	1,880,821
Total Operating Expenses	2,119,754

Loss From Operations	(319,529)

Other income (expenses):
Interest income	2,567
Interest expense	(21,478)

Total other income (expenses):	(18,911)

Net loss	$(338,440)

The accompanying notes are an integral part of these financial statements.

INLINE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2007

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity

BALANCE, December 31, 2006	45,000,000	$45,000	$--	$987,865	$1,032,865

Net loss	--	--	--	(338,440)	(338,440)

BALANCE, December 31, 2007	45,000,000	$45,000	$--	$649,425	$694,425

The accompanying notes are an integral part of these financial statements.

INLINE CORPORATION

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

Net Loss	$(338,440)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,023
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(624,762)
Other current assets	44,832
Inventory	90,458
Increase (decrease) in:
Accounts payable & accrued liabilities	1,312,578

NET CASH PROVIDED BY OPERATING ACTIVITIES	$513,689

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(308,175)

NET CASH USED IN FINANCING ACTIVITIES	(308,175)

NET INCREASE IN CASH	205,514

CASH - beginning of year	275,961

CASH - end of year	$481,475

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$21,478
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

INLINE CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2007

NOTE 1 - Nature of Business

InLine Corporation (“Inline”) was organized in the State of Virginia in 1994. Inline is a leading provider of high-performance storage products that simplify the way enterprises retain, access, manage and protect their data. Our products are designed specifically for mid-sized enterprises that have complex storage needs but cannot justify the high procurement and ongoing management costs of other storage area network, or SAN, alternatives. Our products are offered in an integrated, all-inclusive package that combines resilient disk storage with a comprehensive suite of intelligent storage management software.

Our product architecture employs innovative, proprietary virtualization software that severs the traditional tie between stored data and disk drive hardware. This virtualization software masks the complexity of the underlying storage configuration and enables our storage arrays to cooperate with one another to automatically share resources and balance workloads. Our products are based on the iSCSI network protocol, which utilizes widely-deployed Internet Protocol, or IP, networks. As a result, our customers can cost-effectively install, expand and modify their data storage resources.

Research and Development

We believe that continued investment in research and development is critical to our business, and we invest significant time and financial resources in the development of our products. We have assembled a team of skilled engineers with extensive experience in the fields of computing, storage, distributed systems, network system design, Internet routing protocols and software. These individuals have extensive prior experience with many leading digital storage and data networking companies. Our research and development activities take place at our corporate headquarters in Dulles, Virginia. As of December 31, 2007, we had 1 full time equivalent employee in our research and development group.

Facilities

Our corporate headquarters are located in Dulles, VA, where we occupy an approximately 8,000 square foot facility under a lease expiring in December, 2014, subject to our option to extend the lease for an additional five years. We use these facilities for research and development, customer support and sales and marketing, as well as for assembly, quality control, testing, packaging and shipping of our SATA products.

NOTE 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

On an ongoing basis, management evaluates these estimates and judgments, including those related to revenue recognition, warranty claims, allowance for doubtful accounts, write down of inventory to net realizable value, and income taxes. The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenue from the sale of its products and related support services, which consists primarily of hardware and software maintenance. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility of the related receivable is probable. The following summarizes the major terms of the Company's contractual relationships with end users and resellers and the manner in which these transactions are accounted.

The Company’s product offerings include the sale of hardware with embedded propriety software. Revenue from these transactions is recognized upon shipment unless shipping terms or local laws do not allow the title and risk of loss to transfer at shipping point. In those cases, the Company defers revenue until title and risk of loss transfer to the customer. The Company does not customarily offer a right of return on its product sales, and any acceptance criteria is normally based upon published specifications. If acceptance criteria are not based on published specifications with which the Company can ensure compliance, the Company defers revenue until acceptance has been confirmed or the right of return expires. The Company defers the cost of product shipped under arrangements where not all revenue recognition criteria have been met. The Company provides a 24 month standard hardware warranty. Customers may purchase a standard maintenance agreement providing enhanced hardware and software support services.

The Company enters into multiple element arrangements in the normal course of business with its customers. Elements in such arrangements are recognized when delivered and the amount allocated to each element is based on vendor specific objective evidence of fair value (“VSOE”). VSOE is determined based upon the amount charged when an element is sold separately. Fair value of maintenance services is measured by the renewal rate offered to the customer. When VSOE exists for undelivered elements but not for the delivered elements, the Company uses the “residual method.” Under the residual method, the fair values of the undelivered elements are initially deferred. The residual contract amount is then allocated to and recognized for the delivered elements.

Thereafter, the amount deferred for the undelivered element is recognized when those elements are delivered. For arrangements in which VSOE does not exist for each undelivered element, revenue for the entire arrangement is deferred and not recognized until delivery of all the elements without VSOE has occurred, unless the only undelivered element is maintenance in which case the entire contract is recognized ratably over the maintenance period.

The Company’s services revenue consists of software and hardware maintenance, installation services and training. Installation is not considered essential to the functionality of the Company's products as this service does not customize or alter the product capabilities and is performed by customers or other vendors. Software and hardware maintenance revenue is recognized ratably over the contract period. At December 31, 2007, deferred revenue was minimal.

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Assessing the collectibility of customer receivables requires management judgment. The Company determines its allowance for doubtful accounts by specifically analyzing individual accounts receivable, historical bad debts, customer concentrations, customer credit-worthiness, current economic and accounts receivable aging trends, and changes in customer payment terms. Valuation reserves are periodically re-evaluated and adjusted as more information about the ultimate collectibility of accounts receivable becomes available. Provisions are recorded in general and administrative expenses. Our allowance for doubtful accounts was $0 at December 31, 2007.

Concentration of Credit Risk

Financial instruments that expose the Company to credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained in accredited financial institutions of high credit standing. At December 31, 2007 the Company has $287,339 in excess of the FDIC insured limit of $100,000

Credit risk with respect to trade receivables is concentrated due to the limited amount of large orders recorded in any particular reporting period. At December 31, 2007, the Company had two customers that accounted for 90% of accounts receivable.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out basis and market value represents net realizable value. The Company assesses the valuation of inventory on a quarterly basis. Inventory that is determined to be excess or obsolete is written down to its estimated net realizable value. Inventory consists of finished goods and parts of $501,404 less an allowance for warranty expense and obsolescence of $33,023 and $73,518, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Computer and laboratory and office equipment are depreciated over two years. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of lease term or the estimated useful life of the related asset. The cost and accumulated depreciation of fixed assets sold, retired or otherwise disposed of are removed from the accounts and the related gains or losses, if any, are reflected in income or loss for the period. Expenditures for repairs and maintenance are charged to expense as incurred.

Accounting for Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). This statement establishes financial accounting and reporting standards for the impairment of long-lived assets and certain identifiable intangibles. The Company reviews long-lived assets whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate.

Income taxes

Deferred tax assets and liabilities, are reflected at currently enacted income tax rates applicable to the period in which the temporary differences or tax carryovers are expected to be realized or settled. Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise from depreciation, amortization, patent costs, the allowance for doubtful accounts, and allowance for warranty expense and inventory obsolescence. A valuation allowance against deferred assets is provided when deemed necessary.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of trade accounts payable and $859,682 due to IceWEB, along with accrued liabilities for payroll taxes and employee benefits.

NOTE 3 - Property and Equipment

Property and equipment consists of the following as of December 31, 2007:

Computer equipment	$247,024
Software	15,263
Furniture and fixtures	125,276
Vehicle	17,330
Leasehold improvements	494,497
Total	899,390
Less: accumulated depreciation and amortization	(464,256)

Property and Equipment, Net	$435,134

Depreciation and amortization expense for the year ended December 31, 2007 amounted to $29,023.

NOTE 4 - Commitments and Contingencies

Operating Leases

Effective December 31, 2007 the Company executed a lease for its office space located in Dulles, Virginia. The Company leases this office facility from Controlling Assets, LLC for which a shareholder and officer of Inline Corporation, a related party through common ownership. The operating lease is a standard commercial lease. Our shareholder owns 100% of Controlling Assets, LLC. The Company is required to pay an initial base rent of $146,400 per year over a seven-year period. The lease is considered an operating lease and rent charged to operations for the year ended December 31, 2007 amounted to $161,048.

As of December 31, 2007, future minimum lease payments under these operating leases are as follows:

For the Year Ending December 31,	Amount
2008	$146,400
2009	146,400
2010	146,400
2011	146,400
2012	146,400
Thereafter	292,800

Total	$1,024,800

NOTE 5 - Major Customer and Concentration of Credit Risk

Two customers accounted for 56% of total revenues during the year ended December 31, 2007. Approximately 90% of the outstanding accounts receivable balance at December 31, 2007 is due from these same two customers.

The Company’s customers are primarily concentrated in the United States. The Company performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

NOTE 6 - Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” “SFAS 109”. SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the year ended December 31, 2007 the company had a net operating loss for income tax purposes. Accordingly, the company did not record a provision for current income taxes.

As of December 31, 2007 the Company had unused net operating loss carry forwards of approximately $300,000 available to reduce its future federal taxable income. Net operating loss carryforwards expire beginning in 2027. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

Deferred Tax Asset:
Tax benefit of net operating loss carry forward	$120,000
Inventory reserves	43,000
Accrued vacation	17,000
180,000
Less: valuation allowance	(180,000)

Total deferred tax asset	$-

During the year ended December 31, 2007 the valuation allowance increased by $180,000. At December 31, 2007 the Company had no uncertain tax positions requiring recognition under FIN48.

NOTE 7 - Subsequent Events

On December 31, 2007, InLine Corporation was acquired by IceWEB, Inc. IceWEB, Inc. is a public company and is a rapidly growing provider of computer network security products and services such as access control, wide area network optimization, content filtering, email security, intrusion detection, to the Federal, State, and Local government entities. In addition IceWEB, Inc. is a leading provider of Software-as-a-Service (“SaaS”) applications.

Pursuant to the terms of the transaction, IceWEB paid the selling shareholders of INLINE total consideration of $1,588,164, which was comprised of $1,311,318 in cash and 500,000 restricted shares of common stock valued at $276,846.